UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 1, 2006

Symbol Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9802	112308681
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Symbol Plaza, Holtsville, New York		11742
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(631) 738-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 1, 2006, Symbol Technologies, Inc. (the "Company") amended and restated, as of September 1, 2006, its Credit Agreement, dated as of December 29, 2004 (the "Amended and Restated Credit Agreement"), among the Company, JPMorgan Chase Bank, N.A. (in its capacity as administrative and collateral agent), J.P. Morgan Europe Limited (as London agent), Bank of America, N.A. (as syndication agent), The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, BNP Paribas and Citibank, N.A. (as co-documentation agents), J.P. Morgan Securities Inc. and Banc of America Securities LLC (as co-lead arrangers and joint bookrunners) and the other lenders party thereto. A copy of the press release announcing the Amended and Restated Credit Agreement is furnished herewith as Exhibit 99.1.

The Amended and Restated Credit Agreement provides the Company with a revolving credit facility in an aggregate principal amount of up to US $250,000,000, including a US$25,000,000 sublimit available for letters of credit and a US$100,000,000 sublimit available for borrowings denominated in certain foreign currencies. The Amended and Restated Credit Agreement also provides: (a) the Company with the ability to increase the aggregate principal amount of the revolving credit facility by US$150,000,000 to US$400,000,000; (b) that borrowings will accrue interest, at the option of the Company, at the alternative base rate (except in the case of loans that are denominated in foreign currencies) or at adjusted LIBO plus, in each case, a spread determined by reference to a pricing grid based on the Company’s ratio of total indebtedness to consolidated EBITDA; (c) that the maturity date of the revolving credit facility is September 1, 2011; and (d) that loans made under the revolving credit facility will be used only for general corporate purposes and letters of credit will be issued only to support payment obligations incurred in the ordinary course of business.

The foregoing summary of the Amended and Restated Credit Agreement is not complete and is qualified in its entirety by the terms and provisions of the Amended and Restated Credit Agreement. A copy of the Amended and Restated Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

The obligations of the Company under the Amended and Restated Credit Agreement are guaranteed by certain material subsidiaries of the Company (the "Material Subsidiaries") and the obligations of the Company and the guarantee obligations of the Material Subsidiaries are secured by a first-priority pledge of the capital stock of certain Material Subsidiaries and other, direct or indirect, subsidiaries of the Company pursuant to the Amended and Restated Guarantee and Collateral Agreement, dated as of December 29, 2004, as amended and restated as of September 1, 2006 ("Amended and Restated Guarantee and Collateral Agreement"), among the Company, the Material Subsidiaries and JPMorgan Chase Bank, N.A.

The foregoing summary of the Amended and Restated Guarantee and Collateral Agreement is not complete and is qualified in its entirety by the terms and provisions of the Amended and Restated Guarantee and Collateral Agreement. A copy of the Amended and Restated Guarantee and Collateral Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 Credit Agreement, dated as of December 29, 2004, as amended and restated as of September 1, 2006, among the Company, JPMorgan Chase Bank, N.A. (in its capacity as administrative and collateral agent), J.P. Morgan Europe Limited (as London agent), Bank of America, N.A. (as syndication agent), The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, BNP Paribas and Citibank, N.A. (as co-documentation agents), J.P. Morgan Securities Inc. and Banc of America Securities LLC (as co-lead arrangers and joint bookrunners) and the other lenders party thereto.

10.2 Amended and Restated Guarantee and Collateral Agreement, dated as of December 29, 2004, as amended and restated as of September 1, 2006, among Symbol Technologies, Inc., the subsidiaries of Symbol Technologies, Inc. party thereto and JPMorgan Chase Bank, N.A., in its capacity as collateral agent.

99.1 Press Release of Symbol Technologies, Inc. dated September 5, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symbol Technologies, Inc.

September 7, 2006	By:	/s/ Timothy T. Yates

Name: Timothy T. Yates
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement, dated as of December 29, 2004, as amended and restated as of September 1, 2006, among the Company, JPMorgan Chase Bank, N.A. (in its capacity as administrative and collateral agent), J.P. Morgan Europe Limited (as London agent), Bank of America, N.A. (as syndication agent), The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, BNP Paribas and Citibank, N.A. (as co-documentation agents), J.P. Morgan Securities Inc. and Banc of America Securities LLC (as co-lead arrangers and joint bookrunners) and the other lenders party thereto.
10.2	Amended and Restated Guarantee and Collateral Agreement, dated as of December 29, 2004, as amended and restated as of September 1, 2006, among Symbol Technologies, Inc., the subsidiaries of Symbol Technologies, Inc. party thereto and JPMorgan Chase Bank, N.A., in its capacity as collateral agent.
99.1	Press Release of Symbol Technologies, Inc. dated September 5, 2006.